UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES

EXCHANGE ACT OF 1934

XPO Logistics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	03-0450326
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Five Greenwich Office Park, Greenwich, Connecticut 06831

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, par value $0.001 per share	Name of each exchange on which each class is to be registered New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.	Description of Registrant’s Securities to be Registered

A description of the securities of XPO Logistics, Inc. (the “Registrant”) to be registered hereby is set forth under the caption “Description of Common Stock” in the Registration Statement (Registration No. 333-176700) on Form S-3 (the “Registration Statement”) of the Registrant filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on September 20, 2011. Such description shall be deemed to be incorporated herein by reference.

Although the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), is the only class of securities to be registered in this registration statement, certain information about the Registrant’s outstanding Series A Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Preferred Stock”), is provided because it is possible that the rights of holders of the Preferred Stock may limit or qualify the rights evidenced by, or amounts payable with respect to, the Common Stock. A description of the Registrant’s outstanding Preferred Stock is set forth under the caption “Description of Selling Securityholder Preferred Stock” in the Registration Statement. Such description shall be deemed to be incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 12, 2012	XPO LOGISTICS, INC.

	By:	/s/ Gordon E. Devens
Gordon E. Devens
Senior Vice President, General Counsel and Secretary